EXHIBIT 10
                    HOUSTON INDUSTRIES INCORPORATED
                         MASTER SAVINGS TRUST

          (As Amended and Restated Effective January 1, 1994)

                    HOUSTON INDUSTRIES INCORPORATED
                         MASTER SAVINGS TRUST

          (As Amended and Restated Effective January 1, 1994)

                               I N D E X

                                                                  PAGE


ARTICLE I    DEFINITIONS AND CONSTRUCTION   . . . . . . . . . . .    3
Section:
   1.1       Definitions  . . . . . . . . . . . . . . . . . . . .    3
             Affiliated Corporation   . . . . . . . . . . . . . .    3
             Code   . . . . . . . . . . . . . . . . . . . . . . .    3
             Committee  . . . . . . . . . . . . . . . . . . . . .    3
             Company  . . . . . . . . . . . . . . . . . . . . . .    3
             Company Stock  . . . . . . . . . . . . . . . . . . .    3
             ERISA  . . . . . . . . . . . . . . . . . . . . . . .    3
             ESOP Trust   . . . . . . . . . . . . . . . . . . . .    3
             ESOP Trust Agreement   . . . . . . . . . . . . . . .    3
             Exchange Act   . . . . . . . . . . . . . . . . . . .    3
             Group Trust(s)   . . . . . . . . . . . . . . . . . .    3
             Insurance Contracts  . . . . . . . . . . . . . . . .    4
             Investment Fund or Fund  . . . . . . . . . . . . . .    4
             Investment Manager   . . . . . . . . . . . . . . . .    4
             KBLCOM Plan  . . . . . . . . . . . . . . . . . . . .    4
             Master Trust   . . . . . . . . . . . . . . . . . . .    4
             Master Trust Fund  . . . . . . . . . . . . . . . . .    4
             Participant  . . . . . . . . . . . . . . . . . . . .    4
             Participating Plan   . . . . . . . . . . . . . . . .    4
             Plan   . . . . . . . . . . . . . . . . . . . . . . .    4
             Plan Administrator   . . . . . . . . . . . . . . . .    4
             Prior Plan   . . . . . . . . . . . . . . . . . . . .    4
             Prior Trust Agreement  . . . . . . . . . . . . . . .    5
             Trustee  . . . . . . . . . . . . . . . . . . . . . .    5
             Valuation Date   . . . . . . . . . . . . . . . . . .    5
   1.2       Construction   . . . . . . . . . . . . . . . . . . .    5

ARTICLE II   MASTER TRUST; PARTICIPATING PLANS  . . . . . . . . .    6
Section:
   2.1       Continuation of Master Trust   . . . . . . . . . . .    6
   2.2       Participating Plans  . . . . . . . . . . . . . . . .    6
                                  (i)

ARTICLE III  GENERAL DUTIES OF THE PARTIES  . . . . . . . . . . .    8
Section:
   3.1       General Duties of the Company  . . . . . . . . . . .    8
   3.2       Investment Guidelines; Contributions; Employee Records
   3.3       General Duties of Trustee  . . . . . . . . . . . . .    9

ARTICLE IV   ACCOUNTS OF PARTICIPATING PLANS;
             AUTHORITY OF COMPANY AND COMMITTEE   . . . . . . . .   10
Section:
   4.1       Accounts of Participating Plans; Valuation   . . . .   10
   4.2       Exclusive Benefit of Employees Under Participating Plans
   4.3       Authority of Company and Committee   . . . . . . . .   11

    ARTICLE V    INVESTMENT, ADMINISTRATION AND
             DISBURSEMENT OF MASTER TRUST FUND  . . . . . . . . .   12
Section:
   5.1       Division of the Master Trust Fund  . . . . . . . . .   12
   5.2       Investment of the Master Trust Fund  . . . . . . . .   12
   5.3       Direction of Investment  . . . . . . . . . . . . . .   16
   5.4       Insurance or Annuity Contracts   . . . . . . . . . .   18
   5.5       Voting of Securities Other than Company Stock  . . .   20
   5.6       Voting and Tendering of Company Stock  . . . . . . .   21
   5.7       Powers of Trustee  . . . . . . . . . . . . . . . . .   22
   5.8       Payments and Distributions from Master Trust Fund  .   25
   5.9       Trustee's Dealings with Third Parties  . . . . . . .   26
   5.10      Ancillary Trustee  . . . . . . . . . . . . . . . . .   26

ARTICLE VI   FOR THE PROTECTION OF THE TRUSTEE  . . . . . . . . .   27
Section:
   6.1       Composition of Committee and Plan Administrators   .   27
   6.2       Evidence of Action by Company or Committee   . . . .   27
   6.3       Communications   . . . . . . . . . . . . . . . . . .   28
   6.4       Advice of Counsel or Plan Administrator  . . . . . .   28
   6.5       Miscellaneous  . . . . . . . . . . . . . . . . . . .   28
   6.6       Fiduciary Responsibilities   . . . . . . . . . . . .   29

ARTICLE VII  TAXES, EXPENSES AND COMPENSATION OF TRUSTEE  . . . .   31
Section:
   7.1       Taxes and Expenses   . . . . . . . . . . . . . . . .   31
   7.2       Compensation of the Trustee  . . . . . . . . . . . .   31
                                 (ii)

    ARTICLE VIII SETTLEMENT OF ACCOUNTS;
             DETERMINATION OF INTERESTS UNDER MASTER TRUST  . . .   32
Section:
   8.1       Settlement of Accounts of Trustee  . . . . . . . . .   32
   8.2       Determination of Rights and Benefits of Persons
             Claiming an Interest in the Master Trust Fund;

Enforcement of Master Trust Fund  . . . . . . . . . . . . . . . .   33

    ARTICLE IX   RESIGNATION, REMOVAL AND SUBSTITUTION OF THE
    TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Section:
   9.1       Resignation of Trustee   . . . . . . . . . . . . . .   34
   9.2       Removal of Trustee   . . . . . . . . . . . . . . . .   34
   9.3       Appointment of Successor Trustee   . . . . . . . . .   34
   9.4       Transfer of Master Trust Fund to Successor   . . . .   34

    ARTICLE X    DURATION AND TERMINATION OF MASTER TRUST;
             AMENDMENT  . . . . . . . . . . . . . . . . . . . . .   35
Section:
  10.1       Duration and Termination   . . . . . . . . . . . . .   35
  10.2       Distribution Upon Termination  . . . . . . . . . . .   35
  10.3       Loss of Qualification of a Participating Plan; Certain
             Withdrawals  . . . . . . . . . . . . . . . . . . . .   35
  10.4       Amendment  . . . . . . . . . . . . . . . . . . . . .   36
  10.5       Acceptance or Rejection of Amendment by Affiliated
             Corporations   . . . . . . . . . . . . . . . . . . .   36

ARTICLE XI   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . .   37
Section:
  11.1       Governing Law; No Bond Required of Trustee   . . . .   37
  11.2       Interest in Master Trust Fund; Assignment  . . . . .   37
  11.3       Invalid Provisions   . . . . . . . . . . . . . . . .   37
  11.4       Prohibition of Diversion   . . . . . . . . . . . . .   37
  11.5       Headings for Convenience Only  . . . . . . . . . . .   37
  11.6       Successors and Assigns   . . . . . . . . . . . . . .   37
                                 (iii)

                    HOUSTON INDUSTRIES INCORPORATED
                         MASTER SAVINGS TRUST
         (As Amended and Restated Effective January 1, 1994)

             THIS TRUST AGREEMENT made and entered into as of the 1st day of January, 1994, by and between HOUSTON INDUSTRIES INCORPORATED, a Texas corporation, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business in Houston, Harris County, Texas, as trustee;


                         W I T N E S S E T H:

             WHEREAS, by Agreement (the "Prior Trust Agreement") dated June 21, 1989 but effective as of July 1, 1989, between the Company and Trustee, the Company amended, restated and continued a trust established in connection with the Savings Plan of Houston Industries Incorporated, as amended and restated effective January 1, 1976, and as thereafter amended (said Plan as it existed in the form of the Savings Plan of Houston Industries Incorporated, as amended and restated effective October 5, 1990, and thereafter amended prior to January 1, 1994, being hereinafter referred to as the "Prior Plan"); and

             WHEREAS, the Prior Trust Agreement was adopted effective as of July 1, 1989, as the funding medium for the KBLCOM Incorporated Savings Plan, as established effective July 1, 1989 (said Plan, as it existed immediately prior to January 1, 1994 being hereinafter referred to as the "KBLCOM Plan"); and

             WHEREAS, the Company has authorized the amendment, restatement and continuation of the KBLCOM Plan in the form of and by the adoption of and merger into and with the Savings Plan of Houston Industries Incorporated, as amended and restated effective January 1, 1994 (said Plan as is presently exists being incorporated herein by reference as fully as if set out in full herein, and together with any amendments thereto hereafter made being hereinafter referred to as the "Plan"); and

             WHEREAS, the Company has reserved the right at any time to amend the Prior Trust Agreement and the Trust Fund created thereby to any extent that it may deem advisable provided that no amendment shall increase the duties or responsibilities of the Trustee without the consent of the Trustee thereto in writing; and

             WHEREAS, the Company deems it advisable at this time to amend, restate and continue the Prior Trust Agreement and the Trust Fund created thereby in the form of this Master Trust to the extent hereinafter set forth to accommodate the merger of the KBLCOM Plan into the Plan and to make certain other changes therein;
                                  -1-

             NOW, THEREFORE, the Company and the Trustee hereby agree that the Prior Trust Agreement shall be amended and restated in its entirety, to read and continue in full force and effect as follows:

                               ARTICLE I

                     DEFINITIONS AND CONSTRUCTION

     1.1 DEFINITIONS: As used in this Master Trust, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

          AFFILIATED CORPORATION:  Houston Industries
      Incorporated, a Texas corporation, and any corporation in which the shares owned or controlled directly or indirectly by Houston Industries Incorporated shall represent 50% or more of the voting power of the issued and outstanding capital stock of such corporation.

          CODE: The Internal Revenue Code of 1986, as from time to time amended.

          COMMITTEE: The Compensation and Benefits Committee appointed by the Board of Directors of the Company, which shall serve as a "named fiduciary" hereunder and assist in the administration of the Master Trust Fund and whose duties also include the administration of the Plan.

          COMPANY: Houston Industries Incorporated, a Texas corporation, and its successor or successors.

          COMPANY STOCK:  The common stock of the Company.

          ERISA:  Public Law No. 93-406, the Employee
      Retirement Income Security Act of 1974, as from time to time amended.

          ESOP TRUST: The assets attributable to the employee stock ownership plan component of the Plan which are held in trust pursuant to the ESOP Trust Agreement.

          ESOP TRUST AGREEMENT: The Savings Plan of Houston Industries Incorporated ESOP Trust Agreement, established effective October 5, 1990, between the Company and State Street Bank and Trust Company or any successor trustee thereto.

          EXCHANGE ACT:  The Securities and Exchange Act of
      1934, as amended.

          GROUP TRUST(S):  The Dietche & Field Investment
      Trust A, the Sarofim Trust Co. Employee Benefit Investment Trust, the Oechsle International Group Trust Fund for Employee Benefit Trusts, The Beutel Trust and The Accel Fund, or any other common, collective, group or commingled trust selected by the Committee which is qualified under Code Section 401(a) and exempt from tax under Code Section 501(a).
                                  -3-

          INSURANCE CONTRACTS: The insurance and annuity contracts as provided in Section 5.4 hereof.

          INVESTMENT FUND OR FUND: Any of the investment funds comprising the Master Trust Fund, as described in
      Article V.

          INVESTMENT MANAGER: The fiduciary or fiduciaries, if any, appointed hereunder by the Committee and meeting the definition set forth in Section 3(38) of ERISA.

          KBLCOM PLAN: The KBLCOM Incorporated Savings Plan, as established effective July 1, 1989, as thereafter amended and in effect on December 31, 1993.

          MASTER TRUST:  The Houston Industries Incorporated
      Master Savings Trust, as amended and restated effective
      January 1, 1994, and as the same may hereafter be amended from time to time.

          MASTER TRUST FUND: The fund or funds to be established under the Master Trust and from which benefits under the Participating Plans are to be paid. Such fund shall consist of all assets, money and property, all investments made therewith and proceeds thereof and all earnings and profits thereon, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein.

          PARTICIPANT: Each employee, former employee, spouse or beneficiary of an employee who is or was participating in a Participating Plan in accordance with the terms thereof.

          PARTICIPATING PLAN: An employee benefit plan which is maintained by the Company or an Affiliated Corporation and which participates hereunder pursuant to Section 2.2 and as listed in Exhibit A attached hereto.

          PLAN:  The Houston Industries Incorporated Savings
      Plan, as amended and restated effective January 1, 1994, and as the same may hereafter be amended from time to time.

          PLAN ADMINISTRATOR: The person or persons, or committee whose duties include service as a "named fiduciary" hereunder and the authority to control and manage the operation and administration of each applicable Participating Plan.

          PRIOR PLAN:  The Savings Plan of Houston Industries
      Incorporated, as amended and restated effective
      October 5, 1990, as thereafter amended, and as in effect on December 31, 1993.
                                  -4-

          PRIOR TRUST AGREEMENT:  The trust agreement dated
      June 21, 1989 but effective as of July 1, 1989, as amended, between the Company and Trustee.

          TRUSTEE: Texas Commerce Bank National Association, a national banking association having its principal place of business in Houston, Harris County, Texas, its successor or successors.

          VALUATION DATE: The close of business on the last business day of each calendar month and any such other date or dates as the Committee may deem appropriate; provided, however, that any such interim valuation shall be exercised on a uniform and non-discriminatory basis.

     1.2 CONSTRUCTION: The masculine gender, where appearing in the Master Trust, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the words "here" shall mean and refer to the entire Master Trust, not to any particular provision or section. Article and Section headings are included for convenience of reference and are not intended to add to or subtract from the terms of the Master Trust.

                              ARTICLE II

                   MASTER TRUST; PARTICIPATING PLANS
2.1 CONTINUATION OF MASTER TRUST: The Company hereby continues with the Trustee a Master Trust for the exclusive purposes of providing benefits to employees of the Company and the Affiliated Corporations, and to the beneficiaries of such employees, under each Participating Plan and defraying reasonable expenses of administering such Participating Plans. Each such Participating Plan, and each such Affiliated Corporation, as of the date hereof, is listed in Exhibit A attached hereto. The Master Trust shall consist of (a) such cash and other property held in trust by the Trustee under the Prior Trust Agreement at the close of business on December 31, 1993, (b) such assets as may hereafter be transferred to the Trustee from any separate trust or other funding medium established under any Participating Plan and (c) such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee as a contribution in respect of any Participating Plan, together with the income and gains therefrom. The Master Trust shall be maintained at all times as a domestic trust in the United States.

     2.2 PARTICIPATING PLANS: An employee benefit plan which is not already a Participating Plan hereunder (as listed in Exhibit A attached hereto) may become a Participating Plan hereunder only if all of the following requirements are met:

          (a) The Company, any Affiliated Corporation or any combination thereof, has established the plan;

          (b) The plan is a "defined contribution plan" as defined in Section 3(34) of ERISA;

          (c) The plan (and any other trust all or a part of whose assets are to be transferred to the Master Trust) is qualified under Code Section 401(a);

          (d) The Master Trust is exempt from taxation under Code Section 501(a);

          (e) The Master Trust has been adopted as a trust under the plan and as part of the plan by due corporate action of the Company or an Affiliated Corporation which maintains the plan, and the Committee has consented thereto and an instrument in the form attached hereto as Exhibit B has been executed by the Company or such Affiliated Corporation and the Committee and delivered to the Trustee; and

          (f) The Committee has notified the Trustee in writing of the adoption of the Master Trust as a trust under such plan and the Trustee has consented thereto by execution of such instrument.

With respect to the Plan, certain assets attributable to the employee stock ownership plan component of the Plan shall be held in the ESOP Trust pursuant to the ESOP Trust Agreement.
                                  -6-

The KBLCOM Plan was a separate Participating Plan under the Prior
Trust Agreement; however, as of January 1, 1994, the KBLCOM Plan was merged into and consolidated with the Plan.

                              ARTICLE III

                     GENERAL DUTIES OF THE PARTIES

     3.1  GENERAL DUTIES OF THE COMPANY:

     A. The Company shall provide the Trustee with a certified copy of each Participating Plan (including any agreement establishing any other trust or other funding medium all or a part of whose assets are to be transferred to the Master Trust), and with evidence acceptable to the Trustee that such Plan (and any such other trust) has been duly adopted by the Company or Affiliated Corporation and has been determined to be qualified under Code Section 401(a). True and correct copies of all amendments to any Participating Plan shall be delivered to the Trustee by the Company promptly following their adoption. In addition, the Company shall provide the Trustee with a true and correct copy of the ESOP Trust Agreement and any amendments thereto promptly following their adoption.

     B. The Board of Directors of the Company shall appoint a Compensation and Benefits Committee, consisting of at least three individuals, which shall be authorized under each Participating Plan to serve as a "named fiduciary" (within the meaning of Section 402(a)(2) of ERISA) of the Participating Plans to assist in the administration of the Master Trust as hereinafter provided. Each member of the Committee shall serve at the pleasure of the Board of Directors of the Company and the Company shall certify to the Trustee the names and specimen signatures of the members of the Committee serving from time to time hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee's approval but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of Code Section 4975) arising from any act or omission of such member in connection with his duties and responsibilities under this Trust Agreement, except when the same is judicially determined to be due to the gross negligence and willful misconduct of such member.

     C. The Company shall from time to time certify to the Trustee the name(s) and specimen signature(s) of the Plan Administrator.

     3.2  INVESTMENT GUIDELINES; CONTRIBUTIONS; EMPLOYEE
RECORDS: From time to time the Committee shall communicate in writing to any Investment Manager who may be acting pursuant to Section 5.3 (and to the Trustee, if it is managing the investment of any of the assets of the Master Trust pursuant to such Section) the investment guidelines governing the portion of the assets of the Master Trust managed by such Investment Manager. The Company shall make, and shall cause the Affiliated Corporations to make, contributions to the Participating Plans as the same may be determined in accordance with the applicable Participating Plan and shall specify in writing to the Trustee the amount of such contributions allocable to each Participating Plan. The Company shall keep and shall cause the Affiliated Corporations to keep accurate books and records with respect to their respective employees, including, without limitation, records as to the periods of employment, compensation and ages of such employees.
                                  -8-

     3.3 GENERAL DUTIES OF TRUSTEE: The Trustee shall hold all property received by it hereunder, which, together with the income and gains therefrom and additions thereto, and less payments and other distributions therefrom, shall constitute the Master Trust Fund. Except as otherwise hereinafter provided, the Trustee shall manage, invest and reinvest the Master Trust Fund, collect the income thereof, and make payments therefrom, all in accordance with the terms of this Agreement. The Trustee shall be responsible only for the property actually received by it hereunder. It shall have no duty or authority to compute any amount to be paid to it by the Company, by any Affiliated Corporation or by any participant in any Participating Plan, or to bring any action or proceeding to enforce the collection from any such person of any contribution to the Master Trust in respect of any Participating Plan. The assets of the ESOP Trust shall not constitute a portion of the Master Trust Fund, and the Trustee, in its capacity as trustee of the Master Trust Fund shall have no responsibility with respect to the ESOP Trust, except as otherwise specifically agreed by the Trustee.

                              ARTICLE IV

                   ACCOUNTS OF PARTICIPATING PLANS;
                  AUTHORITY OF COMPANY AND COMMITTEE

     4.1 ACCOUNTS OF PARTICIPATING PLANS; VALUATION: The Trustee shall maintain separate accounts reflecting the equitable share in the Master Trust Fund of each Participating Plan and, where appropriate, of each corporation which has adopted a Participating Plan. The Trustee shall determine the value of the assets of the Master Trust Fund as of each Valuation Date. Each such valuation shall be made as promptly as practicable after the Valuation Date as of which it is made. Each contribution to and payment and distribution from the Master Trust Fund shall be made as of the Valuation Date next preceding the date on which, as applicable, the Trustee receives such contribution or receives notice from the Company, the Committee or the appropriate Plan Administrator that such payment or distribution is to be made, on the basis of the valuation of the Master Trust Fund and of the equitable share of each Participating Plan in the Master Trust Fund as of such Valuation Date (taking into account the liabilities of the Master Trust Fund as of such Date). The assets in the Master Trust Fund shall be allocated on a pro rata basis among the equitable shares in the Master Trust Fund of each Participating Plan unless the Committee shall direct in writing that a separate account or accounts are to be created within the Master Trust Fund to hold assets allocable solely to a particular Participating Plan or Plans. If such an account is created, income, distributions and gains and losses with respect to the assets or group of assets held therein shall be attributable solely to the equitable share of such Participating Plan or Plans.

          Assets shall be valued by the Trustee at their fair market values at the close of business on the Valuation Date, or, in the absence of readily ascertainable fair market values, at such fair values as the Trustee shall in good faith determine, in accordance with methods consistently followed and uniformly applied. Notwithstanding any other provision of this Section, the Committee or its agent, in determining the equitable share in the Master Trust Fund of any Participating Plan, may rely upon the determination of the issuer of any insurance contract held as part of the Master Trust Fund with respect to the value of such contract and may rely upon the determination of any Investment Manager with respect to the value of any interest of the Master Trust in any common, collective, commingled or group trust fund maintained by such Investment Manager in which assets of the Master Trust are permitted to be invested by
Section 5.2(f) of this Agreement.

          Any Investment Manager who may be acting pursuant to
Section 5.3 (and the Trustee, if it is managing the investment of any assets of the Master Trust pursuant to such Section) may in its discretion transfer or direct the transfer to a liquidating account of any investment of the portion of the Master Trust under its management which it determines should be liquidated for the benefit of those Participating Plans whose assets are commingled in the Master Trust on the date of determination and whose equitable share in the Master Trust Fund on such date includes such investment. Any investment that has been transferred to a liquidating account shall be segregated and administered or realized upon solely for the benefit ratably of such Participating Plans and shall be excluded in determining the equitable share in the Master Trust Fund of any Participating Plan thereafter.
                                 -10-

          The Committee or its agent shall maintain for each of the Participants under the Participating Plans an accurate account reflecting the interest in the Master Trust Fund and in its component Investment Funds of each such Participant. The Committee shall furnish to the appropriate Plan Administrator for distribution to each individual Participant a report of his account, at such times as the appropriate Plan Administrator shall direct; provided, however, that such reports to Participants must be furnished at least annually.

     4.2  EXCLUSIVE BENEFIT OF EMPLOYEES UNDER PARTICIPATING
PLANS: At no time prior to the satisfaction of all liabilities with respect to employees and their beneficiaries under any Participating Plan shall any part of the equitable share of such Participating Plan in the Master Trust Fund be used for, or diverted to, any purposes other than for the exclusive benefit of such employees and their beneficiaries or the payment of Participating Plan or Master Trust administrative expenses.

     4.3 AUTHORITY OF COMPANY AND COMMITTEE: When the Master Trust is the trust under the plan of any Affiliated Corporation, such Affiliated Corporation shall be bound by the decisions, instructions, actions and directions of the Company and the Committee under this Agreement and the Trustee shall be indemnified by the Company and such Affiliated Corporation in relying upon such decisions, instructions, actions and directions. The Trustee shall not be required to give notice to or obtain the consent of any such Affiliated Corporation with respect to any action which is taken by the Trustee pursuant to this Agreement.

                               ARTICLE V

                    INVESTMENT, ADMINISTRATION AND
                   DISBURSEMENT OF MASTER TRUST FUND

     5.1 DIVISION OF THE MASTER TRUST FUND: Except as otherwise provided in Sections 4.1 and 5.4 hereof, the Master Trust Fund shall be divided into four Investment Funds to be designated as follows:

          (a)  Fund A

          (b)  Fund B

          (c)  Fund C

          (d)  Fund D

The Trustee, upon receipt of direction from the Committee, shall transfer to Fund A, Fund B, Fund C and Fund D, respectively, all such cash and other property as the Trustee held in the respective Investment Funds under the Prior Trust Agreement at the close of business on December 31, 1993. Each such Fund shall be invested in accordance with the provisions of Section 5.2 in the kinds of property specified for such Fund therein. Upon each contribution to the Master Trust Fund, the Committee shall advise the Trustee in writing as to the amount of such contribution which shall be allocated to each of said Funds, and the Trustee shall hold the amount so specified as a part of the Investment Fund to which it shall have been allocated.

     5.2 INVESTMENT OF THE MASTER TRUST FUND: The cash and other properties held by the Trustee under the Prior Trust Agreement at the close of business on December 31, 1993 which have been allocated to each of the Investment Funds named in Section 5.1 as of January 1, 1994, and the contributions hereafter allocated to each of said Funds, and all proceeds, interest, income or other payments in respect of each such Fund shall be invested and reinvested in the manner described below:

          (a) FUND A: Except as hereinafter provided, all amounts allocated to Fund A shall be invested and reinvested in the shares of Company Stock (which the Trustee shall purchase as soon as practicable when and as it holds funds available for that purpose, either (i) in the open market, (ii) from the ESOP Trust for adequate consideration and in the sole discretion of the Trustee and State Street Bank and Trust Company as ESOP Trustee (or any successor trustee thereto), or (iii) privately from the Company at a price per share equal to the closing price of said share on the New York Stock Exchange on the day of the purchase, it being understood that shares purchased from the Company may either be treasury shares or authorized but unissued shares, if the Company shall make such shares available for the purpose, and that the Trustee in its discretion may refrain from making purchases of shares of Company Stock whenever it deems such refraining to be in the best interest of the participants in the Participating Plans). At any
                                 -12-

      time that the Trustee makes open market purchases of Company Stock, the Trustee will either (i) be an "agent independent of the issuer" as that term is defined in Rule 10(b)(18) promulgated pursuant to Exchange Act or (ii) make such open market purchases in accordance with the provisions, and subject to the restrictions, of Rule 10(b)(18) of the Exchange Act. Except in the case of fractional shares received in any stock dividend, stock split or other recapitalization, or as necessary to make any distribution or payment from the Trust Fund, the Trustee shall have no power or duty to sell or otherwise dispose of any stock acquired for Fund A.

          (b) FUND B: Except as hereinafter provided, all amounts allocated to Fund B shall be invested and reinvested (in the discretion of the person who is directing the investment of a portion or all of Fund B under the provisions of Section 5.3) in, directly or indirectly through collective investment media including but not limited to mutual funds and any common, collective, group or commingled trust fund that invests primarily in (i) common stock and preferred stock issued by corporations and limited partnership interests issued by limited partnerships, (ii) leaseholds, fees and other interests in realty, (iii) income producing debt securities, or (iv) contracts, conditional sale agreements, choses in action, trust and participation certificates, or other evidences of ownership, part ownership or interest or part interest in any property real, personal or mixed, all exclusive of direct investment in securities of the Company. It is intended that the assets of Fund B be predominantly invested in equity securities and/or real estate. Investment practices and techniques that may be utilized in Fund B include but are not limited to (i) securities lending,
      (ii) investments in futures contracts, forwards contracts and options, (iii) swap agreements and (iv) indexed securities in which value is linked to currencies, interest rates, commodities indices or other financial indicators.

          (c) FUND C: Except as hereinafter provided, all amounts allocated to Fund C shall be invested and reinvested (in the discretion of the person who is directing the investment of a portion or all of Fund C under the provisions of Section 5.3) in, directly or indirectly through collective investment media including but not limited to mutual funds and any common, collective, group or commingled trust fund that invests primarily in, income-producing debt securities, including but not limited to (i) obligations issued or fully guaranteed by the United States of America or any agency thereof, (ii) debt securities issued by corporations, partnerships, transnational organizations or other entities, (iii) interests in notes secured by mortgages on real estate and equity interests in real estate,
      (iv) asset-backed securities, (v) debt securities issued by foreign governments or any agency thereof, or
      (vi) demand or time deposits, repurchase agreements or commercial paper. Investment practices and techniques that may be utilized in Fund C include but are not limited to (i) securities lending, (ii) investments in futures contracts, forwards contracts and options, (iii) swap
                                 -13-

      agreements and (iv) indexed securities in which value is linked to currencies, interest rates, commodities indices or other financial indicators.

          (d) FUND D: Except as hereinafter provided and except as provided in Section 5.3 or 5.4, all amounts allocated to Fund D shall be invested and reinvested (in the discretion of the person who is directing the investment of a portion or all of Fund D under the provisions of Section 5.3) in, directly or indirectly through collective investment media including but not limited to mutual funds and any common, collective, group or commingled trust fund that invests primarily in,
      (i) money market or short-term investments (including but not limited to repurchase agreements, bankers acceptances, certificates of deposit, commercial paper, demand or time deposits, obligations issued or fully guaranteed by the United States of America or any agency thereof, securities with an interest rate or dividend rate that resets to a market-based rate within one (1) year from the date of issuance or the most recent date on which interest rates or dividend rates were set, medium to long-term securities which at time of purchase have less than one (1) year to maturity and other securities which at time of purchase have less than one (1) year to maturity) or (ii) annuity or investment contracts with life insurance companies or other financial institutions under which certain guaranteed interest is provided and a repayment of the principal amount is guaranteed, such contract to be owned and held by the Trustee for the benefit of Participants holding accounts in Fund D. As owner of any such investment contract, the Trustee shall have authority to exercise any and all rights, options or privileges which belong to the owner of the contract but shall have no duty to exercise any such powers unless and until it shall have received instructions concerning such exercise from the Committee.

          (e) Pending the acquisition of an investment in an orderly manner for the purposes of Fund A, Fund B, Fund C or Fund D, as the case may be, the Trustee may temporarily hold funds thereof uninvested or in repurchase agreements, bankers acceptances, certificates of deposit, commercial paper, demand or time deposits, obligations issued or fully guaranteed by the United States of America or any agency thereof, master notes or like holdings either separately or through the medium of a common, collective, group or commingled trust fund that invests primarily in such like investments.

          (f) In the discretion of the person who is directing the investment of a portion or all of any of Fund B, Fund C or Fund D under the provisions of Section 5.3, all or any part of amounts allocated to Fund B, Fund C or Fund D may be invested in such assets as are appropriate to the Fund in question collectively with funds of other pension and profit-sharing trusts exempt from tax under Code
      Section 501(a) by reason of qualifying under Code
      Section 401(a) through the medium of any common, collective or group trust fund which has been or hereafter may be established by the Trustee or by any other bank or trust company in the United States, the instrument or instruments establishing such trust fund or funds, as amended
                                 -14-

      from time to time, being made a part of this Agreement so long as any portion of the Master Trust Fund shall be invested through the medium thereof.

          The investments of Fund B, Fund C and Fund D, respectively, shall be so diversified as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so, in the sole judgment of the person who is directing the investment of such Funds under the provisions of Section 5.3. Any property at any time received by the Trustee may be retained in the Master Trust Fund. To the extent that the Trustee is managing the Master Trust Fund under the provisions of Section 5.3, the Trustee may temporarily invest and reinvest all or any portion of the amounts allocated to any Investment Fund either in short term investments selected by it or collectively with funds of other pension and profit-sharing trusts exempt from tax under Code Section 501(a) by reason of qualifying under Code
Section 401(a) through the medium of any common, collective, commingled or group trust fund which has been or hereafter may be established by the Trustee or by any other bank or trust company in the United States, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made a part of this Agreement so long as any portion of the Master Trust Fund shall be invested through the medium thereof. With respect to any portion of the Master Trust Fund which is under the management of an Investment Manager as provided in Section 5.3, such Investment Manager may by written authorization delegate to the Trustee authority to invest temporarily any specified portion thereof, in the Trustee's sole discretion, in short term obligations, either separately or by investment collectively with funds of other pension and profit-sharing trusts exempt from tax under Code Section 501(a) by reason of qualifying under Code Section 401(a) through the medium of any common, collective, commingled or group trust fund which has been or hereafter may be established by the Trustee or by any other bank or trust company in the United States, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made a part of this Agreement so long as any portion of the Master Trust Fund shall be invested through the medium thereof. Any such collective investment shall be managed by the Trustee in its sole discretion, provided that Trustee shall have no responsibility to make any such separate or collective investment in the absence of a written notice from the appropriate Investment Manager specifying that a portion of that part of the Master Trust Fund which is under the management of such Manager is to be invested by the Trustee pursuant to the provisions of the preceding sentence.

          At any time and from time to time, the Committee may direct the Trustee to transfer a specified portion or all of Fund B of the Master Trust Fund as it shall deem advisable to the trustees of the Dietche & Field Investment Trust A, the Sarofim Trust Co. Employee Benefit Investment Trust, the Oechsle International Group Trust Fund for Employee Benefit Trusts, The Beutel Trust and The Accel Fund or a specified portion or all of Fund B, Fund C or Fund D of the Master Trust Fund as it shall deem advisable to the trustees of any other common, collective, group or commingled trust (hereinafter collectively the "Group Trusts"), if and only if a Group Trust is qualified under Code Section 401(a) and exempt from tax under Code
Section 501(a) and is maintained as a medium for the commingled, collective and common investment of assets of eligible participating trusts; and the Committee may direct the Trustee to withdraw all or any part of the Master Trust Fund so transferred. The terms and provisions of the agreements of trust establishing the Dietche & Field Investment Trust A, the
                                 -15-

Sarofim Trust Co. Employee Benefit Investment Trust, the Oechsle International Group Trust Fund for Employee Benefit Trusts, The Beutel Trust and The Accel Fund or any other Group Trust and the provisions of any amendments thereto are hereby incorporated herein by reference and shall be deemed a part of this Trust Agreement so long as any portion of the Master Trust Fund shall be invested through the medium thereof. The Trustee shall make any such transfer or withdrawal of all or any part of the Master Trust Fund only upon the expressed direction of the Committee. The Trustee shall be under no duty or obligation to review any investment acquired, held or disposed of by the trustees of the Group Trusts pursuant to the provisions thereof, and the trustees of the Group Trusts shall have all fiduciary powers, responsibilities and liabilities arising under this Trust Agreement with respect to the portion of the Master Trust Fund transferred to them pursuant to directions of the Committee to be held under the terms and provisions of the Group Trusts. The Company shall indemnify and hold harmless the Trustee from any and all claims, losses, damages, expenses (including counsel fees approved by the Trustee), and liabilities (including any amount paid in settlement with the Trustee's approval but excluding any excise tax assessed against the Trustee pursuant to the provisions of Code Section 4975) arising from any act or omission of the trustees of the Group Trusts in connection with their duties and responsibilities under this Trust Agreement with respect to the portion of the Master Trust Fund transferred to them, except to any extent prohibited under ERISA.

     5.3 DIRECTION OF INVESTMENT: The investment of Fund A shall be managed solely by the Trustee in the manner provided in Section 5.2. The Committee shall from time to time specify by written notice to the Trustee whether the investment of Fund B, Fund C and Fund D (other than the portion or portions thereof consisting of Insurance Contracts), in the manner provided in Section 5.2, shall be managed solely by the Trustee, or shall be directed by one or more Investment Managers, or whether both the Trustee and one or more Investment Managers are to participate in investment management and if so how the investment responsibility is to be divided with respect to assets.
The assets, classes of assets, separate investment funds or sub-funds so specified and defined shall be allocated by the Trustee on a pro rata basis among the equitable shares in Fund A, Fund B, Fund C and Fund D, respectively, of each Participating Plan, unless the Committee shall specify in such notice that a different allocation be made with respect to any such assets, classes of assets, separate investment funds or sub-funds. In the event that the Committee shall fail to specify pursuant to this Section the person or persons who are to manage the investment of Fund B, Fund C and/or Fund D or any portion or portions thereof (other than the portion or portions consisting of Insurance Contracts), the Trustee shall promptly give notice of this fact to the Committee and shall manage the investment of Fund B, Fund C and/or Fund D or such portion or portions in the manner described in Section 5.2, until the Committee shall specify such person or persons as provided herein.

          Any Investment Manager appointed to manage the investment of a part (or all) of Fund B, Fund C and/or Fund D hereunder (other than the portion or portions thereof consisting of Insurance Contracts) shall either (i) be registered as an investment adviser under the Investment Advisers Act of 1940, (ii) be a bank, as defined in that Act, or (iii) be an insurance company qualified to perform investment management services under the laws of more than one State. If investment of Fund B, Fund C and/or Fund D (other than the portion or portions thereof consisting of Insurance Contracts) is to be directed in whole or in part by
                                 -16-

an Investment Manager, the Trustee shall be given copies of the instruments appointing the Investment Manager and evidencing his acceptance of such appointment and acknowledgment that he is a fiduciary of each Participating Plan, and a certificate evidencing the Investment Manager's registration under said Act or status as a bank or insurance company described in the next preceding sentence. The Trustee may continue to rely upon such instruments and certificate until otherwise notified in writing by the Committee.

          The Trustee shall follow the directions of the Investment Manager regarding the investment and reinvestment of the portion or portions of Fund B, Fund C and/or Fund D as shall be under management by the Investment Manager, and shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendations with respect to the disposition or continued retention of any such investment. The Trustee shall have no liability or responsibility for acting without question on the direction of, or failing to act in the absence of any direction from, the Investment Manager, unless the Trustee knows that by such action or failure to act it will be participating in a breach of fiduciary duty by the Investment Manager.

          The Investment Manager at any time and from time to time may issue orders for the purchase or sale of securities directly to a broker, and in order to facilitate such transaction the Trustee upon request shall execute and deliver appropriate trading authorizations. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager, and the execution of each such order shall be confirmed to the Trustee by the broker. Such notification shall be authority for the Trustee to pay for securities purchased against receipt thereof and to deliver securities sold against payment therefor, as the case may be. All notifications concerning investments made by the Investment Manager shall be signed by such person or persons, acting on behalf of the Investment Manager as may be duly authorized in writing; provided, however, that the transmission to the Trustee of such notifications by photostatic teletransmission with duplicate or facsimile signature or signatures shall be considered a delivery in writing of the aforesaid notifications until the Trustee is notified in writing by the Investment Manager that the use of such devices with duplicate or facsimile signatures is no longer authorized. The Trustee shall be entitled to rely upon such directions which it receives by such means if so authorized by the Investment Manager and shall in no way be responsible for the consequences of any unauthorized use of such device which was not, in fact, known by the Trustee at the time to be unauthorized. The Trustee shall, as promptly as possible, comply with any written directions given by the Investment Manager hereunder, and, where such directions are given by photostatic teletransmission with facsimile signature or signatures, the Trustee shall be entitled to presume any directions so given are fully authorized.

          In the event that an Investment Manager should resign or be removed by the Committee, the Trustee shall, upon receiving written notice of such resignation or removal, manage, pursuant to
Section 5.2, the investment of the portion or portions of Fund B, Fund C and/or Fund D under management by such Investment Manager at the time of its resignation or removal, unless and until it shall be notified of the appointment of another Investment Manager as provided in this Section 5.3, for such portion or portions of such Fund B, Fund C and/or Fund D.
                                 -17-

     5.4 INSURANCE OR ANNUITY CONTRACTS: With respect to the investment of the Master Trust Fund in Insurance Contracts as hereinafter provided in this Section 5.4, the Committee shall direct the Trustee in the exercise of the powers set forth in Section 5.2 and the Trustee shall exercise such powers in the manner directed in writing by the Committee. It shall be the duty of the Trustee to act strictly in accordance with each direction of the Committee relating to the investment of the Master Trust Fund in Insurance Contracts and the Trustee shall not have any duty to question any such direction. The Trustee shall not have any duty to review any such Insurance Contracts held in the Master Trust Fund pursuant to such direction, or to make suggestions to the Committee with respect to the exercise or non-exercise of any of the said powers. The Trustee shall be under no liability for any loss of any kind which may result by reason of any action taken by it in accordance with any direction of the Committee or by reason of its failure to exercise any of the said powers in respect of such Insurance Contracts because of the failure of the Committee to give such direction, unless the Trustee knows that by such action or failure to act it will be participating in a breach of fiduciary duty by the Committee.

          (a) The Trustee, upon written direction of the Committee, shall pay from the Master Trust Fund such sums to such insurance company or companies or other financial institutions (hereinafter collectively referred to as an "insurance company") as the Committee or the appropriate Plan Administrator may direct for the purpose of procuring individual or group annuity contracts and/or policies or contracts of life insurance (hereinafter in this Section 5.4 referred to as "Contracts"). The Committee shall prepare, or cause to be prepared in such form as it shall prescribe, the application for any Contract to be applied for under any or all of the Participating Plans and this Master Trust and the Trustee shall execute such application. The Trustee shall receive and hold in the Master Trust Fund, subject to the provisions hereinafter set forth in this Section, all Contracts obtained pursuant to the Participating Plans.

          (b) The Trustee shall be the complete and absolute owner of Contracts held in the Master Trust Fund and, upon written direction of the Committee, shall have power, without the consent of any other person, to collect and receive all dividends or other payments of any kind payable with respect to any Contract held in the Master Trust Fund or to leave the same with the issuing insurance company; to convert from one form to another any Contract held in the Master Trust Fund; to change the person or persons designated in any Contract to receive the proceeds; to designate any mode of settlement of the proceeds of any Contract held in the Master Trust Fund; to sell or assign any Contract held in the Master Trust Fund; to surrender for cash any Contract held in the Master Trust Fund; to borrow sums of money from the issuing insurance company upon any Contract or Contracts issued by it and held in the Master Trust Fund, provided that the Trustee shall borrow such sums only in respect of all Contracts for the time being held in the Master Trust Fund and upon a uniform basis; to agree with the insurance company issuing any Contract to any release, reduction, modification or amendment thereof; and, without limitation of any of the foregoing, to
                                 -18-

      exercise any and all of the rights, options or privileges that belong to the absolute owner of any Contract held in the Master Trust Fund or that are granted by the terms of any such Contract or by the terms of this Agreement. The Trustee shall have no discretion with respect to the exercise of any of the foregoing powers or to take any other action permitted by any Contract held in the Master Trust Fund, but shall exercise such powers or take such action only upon the written direction of the Committee; the Trustee shall have no duty to exercise any of such powers or to take any such action unless and until it shall have received such direction. The Trustee, upon the written direction of the Committee, shall deliver any Contract held in the Master Trust Fund to such person or persons as may be specified in the direction.

          (c) The Trustee shall hold in the Master Trust Fund the proceeds of any sale, assignment or surrender of any Contract held in the Master Trust Fund and any and all dividends and other payments of any kind received in respect to any Contract held in the Master Trust Fund, and shall distribute and/or allocate such proceeds in accordance with the directions of the Committee.

          (d) If the Trustee shall have borrowed any sums of money upon any Contract held in the Master Trust Fund, it shall have no duty to repay any part of the money so borrowed, notwithstanding the fact that thereafter it may have sufficient funds to make such repayment, unless and until it shall have received written direction from the Committee to make the repayment.

          (e) Upon the written direction of the Committee, the Trustee shall pay from the Master Trust Fund premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Master Trust Fund. The Trustee shall have no duty to make any such payment unless and until it shall have received such direction. The written direction of the Committee to pay the premiums becoming due on any Contract specified in the direction shall be sufficient authority for the Trustee to pay any and all bills presented to it for premiums or the amount specified in any premium notice received from the insurance company issuing the Contract, and for such purposes the Trustee may use any money held by it as part of the Master Trust Fund at the time the payment is due, unless the Committee shall have directed that such money shall not be used for such purpose. If the moneys held by the Trustee in the Master Trust Fund at any time and available for the payment of premiums are not sufficient to pay all sums then due on all Contracts held in the Master Trust Fund, the Trustee immediately shall notify the Committee of the amount of the deficiency, and the Committee shall call upon the Company to make payment of the sum before the expiration of the last day of grace for such payment; and the Trustee shall be under no duty or obligation to pay any such amount if the Trustee shall have given such notice, unless (i) the Committee shall direct the Trustee to pay from the funds available a specified sum or sums upon a specified Contract or
                                 -19-

      Contracts or (ii) the Company shall pay the amount of the deficiency to the Trustee at least five (5) days before the date of expiration of the grace period, and in either event, the Trustee immediately shall pay over the same to the issuing insurance company or companies.

          (f) Upon the direction of the Committee, the Trustee shall have power to execute all necessary receipts and releases to any insurance company issuing any Contract or Contracts held in the Master Trust Fund, and, upon written advice from the Committee that the proceeds of any Contract held in the Master Trust Fund have become payable, shall make reasonable efforts to collect such sums as may appear to be due; but the Trustee shall have no duty to begin or maintain any action, suit or legal proceeding to collect the proceeds of any Contract unless it is in possession of funds sufficient for the purpose or unless it has been indemnified to its satisfaction for its counsel fees, costs, disbursements and all other expenses and liabilities to which it in its judgment may be subjected by beginning or maintaining the action, suit or other legal proceeding. The Trustee may use the proceeds of any Contract held in the Master Trust Fund to defray the expenses incurred in connection with enforcing payment of that Contract. The Trustee shall have power, with the written approval of the Committee, to compromise and adjust claims arising out of any Contract held in the Master Trust Fund upon such terms and conditions as it may deem just, and the discretion of the Trustee shall be binding and conclusive upon all persons interested in the Master Trust Fund.

          (g) Any insurance company may deal with the Trustee as sole owner of any Contract issued by it and held in the Master Trust Fund, without inquiry as to the authority of the Trustee to act, and may accept and rely upon any written notice, instruction, direction, certificate or other communication from the Trustee believed by it to be genuine and to be signed by an officer of the Trustee. No insurance company shall be required to look into the terms of this Agreement, or to question any action of the Trustee or to see that any action of the Trustee is authorized by the terms of this Agreement.

          (h) The Trustee shall follow directions of the Committee concerning the exercise or non-exercise of any powers or options concerning any Contract held in the Master Trust Fund. Notwithstanding any other provision of this Agreement to the contrary, the Company hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting on any direction from the Committee or failing to act in the absence of any such direction with respect to any Contract or the acquisition of any Contract or exercise of any right of option thereunder.

     5.5 VOTING OF SECURITIES OTHER THAN COMPANY STOCK: The Trustee shall have power in its discretion to exercise all voting rights with respect to any investment held in Fund B,
                                 -20-

Fund C and Fund D and to grant proxies, discretionary or otherwise, with respect thereto, except that (a) at any time when an Investment Manager shall be acting with respect to Fund B, Fund C and Fund D as provided in Section 5.3, the Trustee shall not exercise its discretion with respect to voting any securities under management of such Investment Manager but shall itself vote such securities only upon and in the manner directed by the Investment Manager or shall send such Investment Manager all proxies and proxy materials relating to such securities, signed by the Trustee without indication of voting preference, and the Investment Manager shall exercise all voting rights with respect thereto or (b) at any time when securities are loaned as provided in Section 5.2, the Trustee shall not have such power. All shares of Company Stock held in Fund A shall be voted as provided below in Section 5.6.

     5.6  VOTING AND TENDERING OF COMPANY STOCK:

     A. The Trustee shall not vote the shares of Company Stock held in Fund A at any meeting of stockholders except as it shall receive voting instructions from employees participating in Fund A as provided below. Each employee, former employee or beneficiary of a deceased employee participating in Fund A (hereinafter in this Section referred to as "Fund A Participant") is, for purposes of this Section 5.6(A), hereby designated as a "named fiduciary" (within the meaning of Section 403(a)(1) of ERISA) with respect to the shares of Company Stock attributable to his account and shall have the right to direct the Trustee with respect to the vote of the shares of Company Stock attributable to his account, on each matter brought before any meeting of the stockholders of the Company. Before each such meeting of stockholders, the Company shall cause to be furnished to each Fund A Participant a copy of the proxy solicitation material, together with a form requesting confidential directions to the Trustee on how such shares of Company Stock attributable to such Fund A Participant's account shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Company Stock attributable to such Fund A Participant's account, giving effect to all affirmative directions by Fund A Participants, including directions to vote for or against, to abstain or to withhold the vote, and the Trustee shall have no discretion in such matter. The Trustee shall vote shares of Company Stock for which it has not received direction in the same proportion as directed shares attributable to Fund A Participants' accounts in the Plan are voted, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from Fund A Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee, officers or employees of the Company or Affiliated Corporations. The Trustee shall be authorized to coordinate the voting of Company Stock pursuant to this Section 5.6(A) with the voting provisions of the ESOP Trust Agreement so as to fully effectuate and carry out the purposes and intent thereof.

     B. The provisions of this Section 5.6(B) shall apply in the event a tender or exchange offer including but not limited to a tender offer or exchange offer within the meaning of the Exchange Act
(a "tender offer"), for Company Stock is commenced by a person or persons.

          In the event a tender offer for Company Stock is commenced, the Committee, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Committee's record keeping functions to an independent record keeper (which,
                                 -21-

if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Fund A Participants in connection with the tender offer. The Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such tender offer except to the extent, and only to the extent, as provided in this Trust Agreement.

          Each Fund A Participant is, for purposes of this
Section 5.6(B), hereby designated as a "named fiduciary" (within the meaning of Section 403(a)(1) of ERISA) with respect to the shares of Company Stock attributable to his account and shall have the right, to the extent of the number of whole shares of Company Stock attributable to his account, to direct the Trustee in writing as to the manner in which to respond to a tender offer with respect to shares of Company Stock. The Company shall use its best efforts to timely distribute or cause to be distributed to each Fund A Participant such information as will be distributed to stockholders of the Company in connection with any such tender offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of Company Stock. The instructions received by the Trustee from Fund A Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee or officers or employees of the Company or Affiliated Corporations. If the Trustee shall not receive timely instruction from a Fund A Participant as to the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Fund A Participant has the right to direction, and the Trustee shall have no discretion in such matter. Fractional shares of Company Stock attributable to Fund A Participants' accounts shall be tendered or exchanged by the Trustee in the same proportion as shares of Company Stock attributable to Fund A Participants' accounts in the Plan are tendered or exchanged, and the Trustee shall have no discretion in such matter. In determining such proportion, the Trustee shall under all circumstances include in its calculation the direction of Fund A Participants on all shares of Company Stock attributable to Fund A Participants' Plan accounts. The Trustee shall be authorized to coordinate the tendering of Company Stock pursuant to this Section 5.6(B) with the tendering provisions of the ESOP Trust Agreement so as to fully effectuate and carry out the purposes and intent thereof.

          The independent record keeper shall solicit confidentially from each Fund A Participant the directions described in this
Section 5.6(B) as to whether shares are to be tendered. The independent record keeper, if different from the Trustee, shall instruct the Trustee as to the amount of shares to be tendered, in accordance with the above provisions.

     5.7 POWERS OF TRUSTEE: When so directed in accordance with the provisions of Section 5.3, or in the discretion of the Trustee if it is managing the Master Trust Fund under such provisions, the Trustee shall have, subject to the provisions of Sections 5.1 and 5.2, the power:

          (a) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term (even though commencing in the future or extending beyond the term of the Trust), and otherwise deal with all property, real or personal, in such
                                   -22-

      manner, for such considerations and on such terms and conditions as the Trustee decides;

          (b) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any property held in the Master Trust Fund, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any person or corporation;

          (c) To deposit any property with any protective, reorganization or similar committee; and to pay and agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited;

          (d) To exercise conversion and subscription rights pertaining to any property held in the Master Trust Fund;

          (e) To extend the time of payment of any obligation held in the Master Trust Fund;

          (f) To enter into stand-by agreements for future investment, either with or without a stand-by fee;

          (g) To hold in cash or cash balances, without liability for interest thereon, any moneys received by the Trustee which are awaiting investment and such additional funds as the Trustee may deem reasonable or necessary to meet anticipated distributions or other payments or disbursements with respect to any Participating Plan;

          (h) To invest in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code Section 414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code Section 584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate as defined in Code Section
      1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency;

          (i) For the purposes of the Trust and with the prior approval of the Committee, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property in its possession; provided, however, that the amount or amounts of such loans shall not exceed in the aggregate 10% of the market value of the Master Trust Fund as of the date of the borrowing, and further provided that no such loan or advance shall be made by the Trustee hereunder other than
                                 -23-

      temporary advances to the Master Trust Fund, on a cash or overdraft basis, on which no interest is payable;

          (j) If an Investment Manager directing investment under Section 5.3 is a bank, as defined in the Investment Advisers Act of 1940, to transfer to such Investment Manager all or any specified assets in that part of the Master Trust Fund which is subject to such Investment Manager's direction, for investment by such Investment Manager through the medium of any common, collective, commingled or group trust fund maintained by it which consists solely of assets of trusts qualified under Code
      Section 401(a) and which is exempt from tax under Code
      Section 501(a), whereupon the instrument establishing such common, collective, commingled or group trust fund, as amended from time to time, shall constitute a part of each Participating Plan the assets of which are included in such part of the trust fund as long as any portion of such assets shall be invested through the medium of such common, collective, commingled or group trust fund; and

          (k) Notwithstanding any provision of this Article V to the contrary, the Committee may authorize the Trustee to exercise in its sole discretion the powers relating to the lending of securities (and such other powers as may be incidental thereto) with respect to securities or other property held in the Master Trust Fund and designated to be subject to the discretion of the Trustee or an Investment Manager as otherwise provided hereunder ("Subject Account"). If the Subject Account is otherwise subject to the discretion of an Investment Manager, such Investment Manager shall retain investment authority over such account other than the exercise or direction of the powers relating to the lending of securities vested in the Trustee, and, subject to the requirements of ERISA, shall not be responsible for any act or omission of the Trustee.

          (l)  The Trustee shall have the power in its
      discretion:

               (i)     To cause any investment to be
          registered and held in its own name, in the name of a nominee, in the name of a nominee of any system for the centralized handling of securities, or in book-entry or bearer form (provided, however, that the Trustee's books and records shall at all times show that all such investments are a part of the Master Trust Fund);

               (ii)    To collect and receive any and all
          money and other property due to the Master Trust
          Fund and to give full discharge therefor;

               (iii)   To settle, compromise or submit to
          arbitration any claims, debts or damages due or owing to or from the Master Trust; to commence or defend suits or legal proceedings to protect any interest of the Master Trust; and to represent the
                                 -24-

          Master Trust in all suits or legal proceedings in any court or before any other body or tribunal;

               (iv)    To organize under the laws of any
          state a corporation for the purpose of acquiring and holding title to any property which it is authorized to acquire under this Agreement and to exercise with respect thereto any or all of the powers set forth in this Agreement;
               (v)     To manage, operate, repair, improve,
          develop, preserve, mortgage or lease for any period any real property or any oil, mineral or gas properties, royalties, interests or rights held by it directly or through any corporation, either alone or by joining with others, using other Trust assets for any of such purposes; to modify, extend, renew, waive or otherwise adjust any or all of the provisions of any such mortgage or lease; and to make provision for amortization of the investment in or depreciation of the value of such property;

               (vi)    Generally to do all acts, whether or
          not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Master Trust Fund; and

               (vii)   To exercise all the rights, powers,
          options and privileges now or hereafter granted to, provided for, or vested in, trustees under the Texas Trust Code, except such as conflict with the terms of this Agreement or applicable law. As far as possible, no subsequent legislation or regulation shall be in limitation of the rights, powers or privileges granted the Trustee hereunder or in the Texas Trust Code as it exists at the time of the execution hereof.

     5.8 PAYMENTS AND DISTRIBUTIONS FROM MASTER TRUST FUND: The Trustee shall make such payments and distributions from the Master Trust Fund at such time or times and to such person or persons, including a paying agent or agents designated by the Committee or by a Plan Administrator as paying agent, as the Committee shall direct in writing (or as a Plan Administrator of a Participating Plan shall direct, with respect to the equitable share of such Plan in the Master Trust Fund), provided, however, (i) that disbursements for ordinary expenses incurred in the administration of the Master Trust Fund and disbursements to Participants need not be authorized by the Committee and (ii) that no payment or distribution in respect of a Participating Plan shall exceed the equitable share in the Master Trust Fund of such Participating Plan on the date such payment or distribution is made. Any cash or property so paid or delivered to any such paying agent shall be held in trust by such payee until disbursed in accordance with the Participating Plan with respect to which the payment or distribution is made. Upon written direction by the Committee, the Trustee shall transfer and deliver such part of the equitable share of a Participating Plan or Plans in the Master Trust Fund as may be specified in such direction to any other trust established for the purpose of funding benefits
                                 -25-

under such Participating Plan or Plans or under any other plan, qualifying under Code Section 401 established for the benefit of participants in such Participating Plan or Plans or their beneficiaries by the Company, any Affiliated Corporation or any successor or transferee of the Company or such Affiliated Corporation; provided such transfer shall be in conformity with the requirements of Federal law. Any written direction of the Committee or of a Plan Administrator shall constitute a certification that the distribution or payment so directed is one which the Committee or Plan Administrator, as the case may be, is authorized to direct and the Trustee shall not be responsible for the adequacy of the equitable share of any Participating Plan to meet and discharge such distribution or payment.

     The Trustee may make any distribution or payment required to be made by it hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or, if no such address shall have been so furnished, to such person in care of the Company or the Committee or the appropriate Plan Administrator, or (if so directed by the Committee or the appropriate Plan Administrator) by crediting the account of such person or by transferring funds to such person's account by bank wire or transfer. If a payment or distribution from the Trust is not claimed, the Trustee shall promptly notify the Committee thereof and thereafter handle such payment in accordance with the subsequent direction of the Committee.

     5.9 TRUSTEE'S DEALINGS WITH THIRD PARTIES: Any corporation, transfer agent or other third party dealing with the Trustee shall not make, nor be required by any person to make, any inquiry whether the Trustee has authority to take or omit any action under this Trust Agreement or whether the Committee or a Plan Administrator has instructed the Trustee to take or omit any such action, but shall be fully protected in relying upon the certificate of the Trustee that it has authority to take or omit such proposed action. The seal of the Trustee affixed to any instrument executed by it shall constitute the Trustee's certificate that it is authorized as Trustee hereunder to execute such instrument and proceed as may be provided for therein.
No third party shall be required to follow the application by the Trustee of any money or property which may be paid or transferred to it.

     5.10 ANCILLARY TRUSTEE: If at any time the Master Trust Fund shall consist in whole or in part of assets located in a jurisdiction in which the Trustee is not authorized to act, the Trustee may appoint an individual or corporation in such jurisdiction as ancillary trustee and may confer upon such ancillary trustee, power to act solely with reference to such assets, and such ancillary trustee shall remit all net income or proceeds from the sale of such assets to the Trustee. The Trustee may pay such ancillary trustee reasonable compensation and may absolve it from any requirement that it furnish bond or other security unless otherwise required by law.

                              ARTICLE VI

                   FOR THE PROTECTION OF THE TRUSTEE

     6.1 COMPOSITION OF COMMITTEE AND PLAN ADMINISTRATORS: The Plan and each Participating Plan, if any, shall be administered by the applicable Plan Administrator, and the Trustee shall not be responsible in any respect for such administration. The members of the Committee and each Plan Administrator shall serve pursuant to the provisions of the Plan, and the Company shall certify to the Trustee the names of the members of the Committee and each Plan Administrator acting from time to time and furnish to the Trustee specimens of the signatures of such persons. The Company shall indemnify and hold harmless each member of the Committee, or, in the case of a Participating Plan, any Plan Administrator, from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee's approval but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of Code Section 4975) arising from any act or omission of such member in connection with his duties and responsibilities under this Trust Agreement, except when the same is judicially determined to be due to the gross negligence and willful misconduct of such member. The foregoing right of indemnification shall be in addition to any rights to which any member of the Committee, or, in the case of a Participating Plan, any Plan Administrator, may otherwise be entitled as a matter of law. When any member of the Committee, or, in the case of a Participating Plan, any Plan Administrator, shall cease to act, the Company shall promptly give written notice to that effect to the Trustee, but until such notice is received by the Trustee it shall be fully protected in continuing to rely upon the authority of such persons. If the full number of members of the Committee, as provided under the Plan, or the full number of members of a Plan Administrator provided for in a Participating Plan shall not at any time have been designated, the remaining member or members acting at such time shall be deemed to have all of the powers and duties of the Committee or such Plan Administrator; or, if at any time there is no member of the Committee or of a Plan Administrator, the Board of Directors of the Company or of such Affiliated Corporation shall be deemed to be the Committee or such Plan Administrator, as applicable.

     6.2 EVIDENCE OF ACTION BY COMPANY OR COMMITTEE: The Committee and each Plan Administrator, respectively, shall certify to the Trustee the name or names of any person or persons authorized to act for the Committee or for such Plan Administrator. Until the Committee or the appropriate Plan Administrator notifies the Trustee that any such person is no longer authorized to act for the Committee or for such Plan Administrator, the Trustee may continue to rely on the authority of such person. The Trustee may rely upon any certificate, notice or direction purporting to have been signed on behalf of the Committee or on behalf of a Plan Administrator which the Trustee believes to have been signed by the Committee or by a Plan Administrator or the person or persons authorized to act for the Committee or for a Plan Administrator.

          Any action required by any provision of this Agreement to be taken by the Board of Directors of the Company or of an Affiliated Corporation shall be evidenced by a resolution of its Board of Directors, certified to the Trustee over the signature of its Secretary or Assistant Secretary, and the Trustee may rely upon, and shall be fully protected in acting in accordance
                                 -27-

with, such resolution so certified to it. Unless other evidence with respect thereto has been expressly prescribed in this Agreement, any other action of the Company or of an Affiliated Corporation under any provision of this Agreement, including any approval of, or exceptions to the Trustee's accounts, shall be evidenced by a certificate signed by an officer of the Company or of an Affiliated Corporation, as the case may be, and the Trustee shall be fully protected in relying upon such certificate.

          Any action by the Trustee pursuant to any of the provisions of this Agreement shall be sufficiently evidenced by a certification of one of its Vice Presidents, Assistant Vice Presidents or other appropriate Trust Officers, and the Company, each Affiliated Corporation which has adopted this Master Trust, each Plan Administrator, the Committee and all other persons in interest may rely upon, and shall be fully protected in acting in accordance with, such certification.

     6.3 COMMUNICATIONS: Communications to the Trustee shall be addressed to it at 600 Travis, 5th Floor, Houston, Texas 77002. Communications to the Committee, each Plan Administrator, the Company or any Affiliated Corporation shall be addressed to it at 5 Post Oak Park, 4400 Post Oak Parkway, 27th Floor, Houston, Texas 77027, with a copy to the Compensation and Benefits Committee, attention: Secretary, P.O. Box 61867, Houston, Texas 77208, unless the Trustee, the Committee, the appropriate Plan Administrator, the Company or any Affiliated Corporation, respectively, shall request that communications be sent to another address. No communication shall be binding upon the Master Trust Fund or the Trustee, or upon the Committee, any Plan Administrator, the Company or any Affiliated Corporation until it is received by the Trustee, the Committee, the appropriate Plan Administrator, the Company or the appropriate Affiliated Corporation, as the case may be.

     6.4 ADVICE OF COUNSEL OR PLAN ADMINISTRATOR: The Trustee may consult with any legal counsel, including counsel to the Company, the Committee or a Plan Administrator, with respect to the construction of this Trust Agreement, its duties hereunder, or any act which it proposes to take or omit.

     6.5 MISCELLANEOUS: The Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall not be liable for any loss sustained by the Master Trust Fund by reason of the purchase, retention, sale or exchange of any investment in good faith and in accordance with the provisions of this Trust Agreement and of any applicable Federal law.

          The Trustee's duties and obligations shall be limited to those expressly imposed upon it by this Master Trust, notwithstanding any reference to the Participating Plans.

          The Company, any Affiliated Corporation, the Committee or any Plan Administrator, or all of them, at any time may employ as agent (to perform any act, keep any records or accounts, or make any computations required of the Company, an Affiliated Corporation, the Committee or any Plan Administrator by this Trust Agreement or any
                                 -28-

Participating Plan) the corporation serving as Trustee hereunder.
Nothing done by said corporation as such agent shall affect its responsibility or liability as Trustee hereunder.

     6.6  FIDUCIARY RESPONSIBILITIES:

     A. The Trustee, the Investment Managers, if any, the members of the Committee and each Plan Administrator shall discharge their duties with respect to the Master Trust solely in the interest of the participants in the respective Participating Plans and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     B. No "fiduciary" (as such term is defined in Section 3(21) of ERISA, or any successor statutory provision) under this Trust
Agreement shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by this Trust
Agreement or pursuant to a procedure established in this Trust
Agreement except to the extent that:

          (i) such fiduciary participated knowingly in, or knowingly undertook to conceal, an act or omission of such other person, knowing such act or omission to be a breach of fiduciary responsibility;

          (ii) such fiduciary, by his failure to comply with Section 404(a)(1) of ERISA (or any successor statutory provision) in the administration of his specific responsibilities which give rise to his status as a fiduciary, has enabled such other person to commit a breach of fiduciary responsibility;

          (iii) such fiduciary has knowledge of a breach of fiduciary responsibility by such other person, unless he makes reasonable efforts under the circumstances to remedy the breach; or

          (iv) such fiduciary is a "named fiduciary" (as such term is defined in Section 402(a)(2) of ERISA, or any successor statutory provision) and has violated his duties under Section 404(a)(1) of ERISA (or any successor statutory provision):

                   (a)   with respect to the allocation of
          fiduciary responsibilities among named fiduciaries or the designation of persons other than named fiduciaries to carry out fiduciary responsibilities under this Trust Agreement;

                   (b)   with respect to the establishment
          or implementation of procedures for allocating fiduciary responsibilities among named fiduciaries or for designating persons other than named fiduciaries to carry out fiduciary responsibilities under this Trust Agreement; or
                                 -29-

                   (c)   in continuing the allocation of
          fiduciary responsibilities among named fiduciaries or the designation of persons other than named fiduciaries to carry out fiduciary responsibilities under this Trust Agreement.

                              ARTICLE VII

              TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

     7.1 TAXES AND EXPENSES: Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with the purchase and sale of securities for the Master Trust Fund or distribution thereof shall be paid by the Trustee from the Master Trust Fund. All taxes imposed or levied with respect to the Master Trust Fund or any part thereof, under existing or future laws, shall be paid from the Master Trust Fund. The Trustee shall pay from the Master Trust Fund, to the extent not paid by the Company and/or the Affiliated Corporations which have adopted this Master Trust, its reasonable expenses of management and administration of the Master Trust, including reasonable compensation of counsel and any agents engaged by the Trustee to assist it in such management and administration, and when so directed by the Committee (or, in the case of the expenses of any Participating Plan, the appropriate Plan Administrator) shall pay from the Master Trust Fund the fees of any Investment Manager and any specified expenses of administration of any Participating Plan including, but not limited to, audit fees, investment consulting fees, and recordkeeping expenses.

          Any amount paid from the Master Trust Fund which is specifically allocable to a particular Participating Plan or Plans shall be charged against the equitable share of such Participating Plan or Plans; any amount paid from the Master Trust Fund which is allocable to all of the Participating Plans shall be allocated to such Participating Plans in an equitable manner.

     7.2 COMPENSATION OF THE TRUSTEE: The Trustee shall receive for its services as Trustee hereunder such reasonable compensation which may be agreed upon from time to time by the Company and the Trustee. All amounts due the Trustee as compensation for its services shall be paid by the Company, or prorated among the Company and the Affiliated Corporations which have adopted this Master Trust in such a manner as they deem equitable, or disbursed by the Trustee out of the Master Trust Fund, and, until paid, shall constitute a charge upon the Master Trust Fund.

                             ARTICLE VIII

                        SETTLEMENT OF ACCOUNTS;
             DETERMINATION OF INTERESTS UNDER MASTER TRUST

     8.1 SETTLEMENT OF ACCOUNTS OF TRUSTEE: The Trustee shall keep accurate and detailed accounts of all of its receipts, investments and disbursements under this Agreement on a modified cash basis, accounting separately for each Investment Fund and for each insurance or annuity contract purchased pursuant to the provisions of
Section 5.4 and which is not allocable to any Investment Fund. The financial statements, books and records of the Trustee with respect to the Master Trust shall be open to inspection during all business hours of the Trustee by the Company or the Committee or their representatives, including, without limitation, independent certified public accountants engaged by the Company or the Committee, on behalf of all participants in the Participating Plans, to permit compliance with the reporting and disclosure requirements of ERISA. However, such financial statements, books and records may not be audited more frequently than twice in each fiscal year. If an examination of the financial statements of the Participating Plans requires a review of the underlying transactions affecting such financial statements, such independent certified public accountants shall rely on the report of the independent certified public accountants engaged by the Trustee to review its procedures and controls, to the extent such reliance is permitted by generally accepted auditing standards.

          Within 90 days after the close of each calendar year, or any termination of the duties of the Trustee, the Trustee shall prepare, sign and mail in duplicate to the Company and the Committee an account of its acts and transactions as Trustee hereunder. Such account shall include a statement of the equitable share in the Master Trust Fund and in its component Investment Funds of each Participating Plan (and where appropriate of each Affiliated Corporation which has adopted a Participating Plan) as of the last day of such year or other period and a statement of the portion of the Master Trust Fund under management by any Investment Manager as of the same date. If the Company finds the account to be correct, the Company shall sign the instrument of settlement annexed to one counterpart of the account and return such counterpart to the Trustee, whereupon the account shall become an account stated. If within 90 days after receipt of the account or any amended account the Company has not signed and returned a counterpart to the Trustee, nor filed with the Trustee notice of any objection to any act or transaction of the Trustee, the account or amended account shall become an account stated. If any objection has been filed, and if the Company is satisfied that it should be withdrawn or if the account is adjusted to its satisfaction, the Company shall in writing filed with the Trustee signify its approval of the account and it shall become an account stated. In each case in which an account becomes an account stated, the account shall be an account stated between the Trustee and the Company and any Affiliated Corporation which had adopted a Participating Plan.

          When an account becomes an account stated, such account shall be finally settled, and the Trustee shall be completely discharged and released, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company and any Affiliated Corporation which has adopted a Participating Plan were parties.
                                 -32-

          The account of the Trustee's acts and transactions delivered to the Committee shall be settled, and shall become an account stated, in the same manner as the account delivered to the Company hereunder. When an account becomes an account stated as between the Trustee and the Committee, the account shall be finally settled and the Trustee shall be completely discharged and released, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee and the Committee were parties.

          The Trustee, the Committee or the Company shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as hereinabove provided. In any such action or proceeding it shall be necessary to join as parties only the Trustee, the Committee and the Company (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

     8.2 DETERMINATION OF RIGHTS AND BENEFITS OF PERSONS CLAIMING AN INTEREST IN THE MASTER TRUST FUND; ENFORCEMENT OF MASTER TRUST
FUND: The Committee shall have authority to determine the existence, non-existence, nature and amount of the rights and interests of all persons under the Participating Plan and in or to the Master Trust Fund, and the Trustee shall have no power, authority, or duty in respect of such matters, or to question or examine any determination made by the Committee, or any direction given by the Committee to the Trustee. The Company, other Employers and the Committee shall have authority, either jointly or severally, to enforce this Trust Agreement on behalf of any and all persons having or claiming any interest in the Master Trust Fund or under this Trust Agreement or the Participating Plans. The assets of the ESOP Trust shall not constitute a portion of the Master Trust Fund, and the Trustee, in its capacity as trustee of the Master Trust Fund, shall have no responsibility with respect to the ESOP Trust, except as otherwise specifically agreed by the Trustee.

                              ARTICLE IX

         RESIGNATION, REMOVAL AND SUBSTITUTION OF THE TRUSTEE

     9.1 RESIGNATION OF TRUSTEE: The Trustee may resign its duties hereunder by filing with the Committee its written resignation. No such resignation shall take effect until 60 days from the date thereof unless shorter notice is acceptable to the Committee.

     9.2 REMOVAL OF TRUSTEE: The Trustee may be removed by the Board of Directors of the Company at any time upon not less than 60 days' notice to the Trustee, but such notice may be waived by the Trustee. Such removal shall be effected by delivering to the Trustee a written notice of its removal executed by the Company, and by giving notice to the Trustee of the appointment of a successor Trustee in the manner hereinafter set forth.

     9.3 APPOINTMENT OF SUCCESSOR TRUSTEE: The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of (a) an instrument in writing appointing such successor Trustee, executed by the Company, together with a certified copy of the resolution of the Board of Directors of the Company to such effect and (b) an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed, both of which documents shall be acknowledged in like manner as this Trust Agreement. The Company shall send notice of such appointment to each Affiliated Corporation which has a Participating Plan, and to each member of the Committee then in office and to each Plan Administrator. Any successor Trustee hereunder may be either a corporation authorized and empowered to exercise trust powers or one or more individuals.
All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 60 days after notice of resignation shall have been given under the provisions of this
Article IX a successor Trustee shall not have been appointed, the resigning Trustee or any member of the Committee may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

     9.4 TRANSFER OF MASTER TRUST FUND TO SUCCESSOR: Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Master Trust Fund and the records relating thereto to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its accounts, the amount of any compensation due it and any sums chargeable against the Master Trust Fund for which it may be liable, but if the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor Trustee and from the Company and each Affiliated Corporation which has a Participating Plan, who shall be jointly and severally liable therefor.
                                 -34-

                               ARTICLE X

          DURATION AND TERMINATION OF MASTER TRUST; AMENDMENT

    10.1 DURATION AND TERMINATION: This Trust Agreement shall continue for such time as may be necessary to accomplish the purpose for which it was created but may be terminated at any time by the Company by action of its Board of Directors. Notice of such termination shall be given to the Trustee by an instrument in writing executed by the Company and acknowledged in the same form as this Agreement, together with a certified copy of the resolution of the Board of Directors of the Company authorizing such termination. The Company shall notify the Committee and each Plan Administrator of such termination.

    10.2 DISTRIBUTION UPON TERMINATION: If this Trust Agreement is terminated, the Trustee upon the written direction of the Committee shall liquidate the Master Trust Fund to the extent required for distribution and, after its final account has been settled as provided in Article VIII, shall distribute the net balance thereof to such person or persons, at such time or times and in such proportions and manner as may be directed by the Committee or, with respect to the equitable share of any Participating Plan, by the appropriate Plan Administrator, or in the absence of such direction, as may be directed by a judgment or decree of a court of competent jurisdiction. Upon making such distributions, the Trustee shall be relieved from all further responsibility. The powers of the Trustee hereunder shall continue so long as any assets of the Master Trust Fund remain in its hands. Notwithstanding the foregoing provisions of this Section 10.2, the Company may promptly advise the appropriate District Director of Internal Revenue of the termination of the Master Trust and the Trustee may delay the final distribution to Participants in the terminated Participating Plans until said District Director shall advise in writing that such termination does not adversely affect the previously qualified status of the terminated Participating Plan or Plans or the exemption from tax of the Master Trust under Code
Section 401(a) or 501(a).

    10.3  LOSS OF QUALIFICATION OF A PARTICIPATING PLAN; CERTAIN
WITHDRAWALS: The equitable share of any Participating Plan shall be immediately segregated and withdrawn from the Master Trust Fund if the Plan ceases to be qualified under Code Section 401(a) and the Company shall promptly notify the Trustee of any determination by the Internal Revenue Service that any Participating Plan has ceased to be so qualified. Each Affiliated Corporation which has adopted the Master Trust shall have the right to withdraw from this Master Trust upon six months' written notice to the Trustee and the Committee, which written notice may be waived by the Trustee and the Committee. In the event that any Affiliated Corporation which has adopted the Master Trust shall cease to be an Affiliated Corporation of the Company, such corporation shall withdraw from this Master Trust as soon as arrangements may be reasonably made therefor, but in any event such withdrawal shall be made not more than six months after the date such corporation ceases to be an Affiliated Corporation. Upon such withdrawal, the Committee shall certify to the Trustee the interest in the Master Trust Fund of the participants of such withdrawing corporation and the Trustee shall thereupon separate such interest from the Master Trust Fund as provided below in this Section. The Committee may at any time direct the Trustee to segregate and withdraw the equitable share of any Participating Plan or that portion of such equitable share as may be certified to the Trustee by the Committee as allocable to any specified group or groups of employees or beneficiaries. Whenever
                                 -35-

segregation is required, the Trustee shall withdraw from the Master Trust Fund such assets as it shall in its absolute discretion deem to be equal in value to the equitable share to be segregated. Such withdrawal from the Master Trust Fund shall be in cash or in any property held in such Fund, or in a combination of both, in the absolute discretion of the Trustee. The Trustee shall thereafter hold the assets so withdrawn as a separate trust fund in accordance with the provisions either of this Agreement (which shall be construed in respect of such assets as if the employer maintaining such Participating Plan (determined without regard to whether any subsidiaries or affiliates of such employer have joined in such Participating Plan) had been named as the Company hereunder and as if the Plan Administrator for such Plan had been named as the Plan Administrator hereunder) or of a separate trust agreement. Such segregation shall not preclude later readmission to the Master Trust.

    10.4 AMENDMENT: By an instrument in writing delivered to the Trustee executed pursuant to the order of the Company's Board of Directors and acknowledged in the same form as this Agreement, the Company shall have the right at any time and from time to time to amend this Agreement in whole or in part except that the duties and responsibilities of the Trustee shall not be increased without the Trustee's written consent; provided, however, that no such amendment shall authorize or permit, at any time prior to the satisfaction of all liabilities with respect to employees and their beneficiaries under any Participating Plan, any part of the equitable share of such Participating Plan in the Master Trust Fund to be used for, or diverted to, any purposes other than for the exclusive benefit of such employees and their beneficiaries. Notwithstanding the foregoing, the Committee may authorize any amendment or modification to Article V of this Agreement regarding the selection of investments or Investment Funds in which the Master Trust Fund may be invested including, without limitation, the Group Trusts.

       Any such amendment shall become effective upon (a) delivery to the Trustee of the written instrument of amendment executed by the appropriate officers of the Company, together with a certified copy of the resolution of the Board of Directors of the Company authorizing such amendment and (b) endorsement by the Trustee on such instrument of its receipt thereof, together with its consent thereto if such consent is required.

    10.5  ACCEPTANCE OR REJECTION OF AMENDMENT BY AFFILIATED
CORPORATIONS: Each Affiliated Corporation which has a Participating Plan shall be presumed to have consented to any amendment hereof made by the Company unless it shall object thereto in writing within 30 days after receiving written notice of such amendment. Any Affiliated Corporation not consenting to any amendment may obtain a separation of its interest in the Master Trust Fund in accordance with the provisions of Section 10.3 hereof, any time after 30 days after receipt of written notice of such amendment, to which such Affiliated Corporation shall not so consent.
                                 -36-

                              ARTICLE XI

                             MISCELLANEOUS

    11.1 GOVERNING LAW; NO BOND REQUIRED OF TRUSTEE: Subject to the provisions of ERISA, as they may be amended from time to time, which may be applicable and provide to the contrary, this Trust Agreement and the Trust hereby created shall be governed, construed, administered and regulated in all respects under the laws of the State of Texas. No bond or other security for the faithful performance of its duties hereunder shall be required of the Trustee unless otherwise required by law.

    11.2 INTEREST IN MASTER TRUST FUND; ASSIGNMENT: No document shall be issued evidencing any interest in the Master Trust or in the Master Trust Fund, and no Participating Plan shall have the power to assign all or any part of its equitable share of the Master Trust Fund or of its interest therein.

    11.3 INVALID PROVISIONS: If any provision or provisions of this Trust Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Trust Agreement, but shall be fully severable and the Trust Agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

    11.4 PROHIBITION OF DIVERSION: Except as provided in Article VII hereof, it shall be impossible under this Trust Agreement for any part of the corpus or income of the Master Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Company and Affiliated Corporations which have a Participating Plan and the beneficiaries of such employees. It shall also be impossible under this Trust Agreement for any part of the Master Trust Fund to revert directly or indirectly to the Company or any Affiliated Corporation which has a Participating Plan, except to the extent such reversions are specifically authorized under
Section 403(c)(2) of ERISA.

    11.5 HEADINGS FOR CONVENIENCE ONLY: The headings and subheadings in this Trust Agreement are inserted for convenience of reference only and are not to be used in construing this instrument or any provision thereof.

    11.6 SUCCESSORS AND ASSIGNS: This Trust Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Trustee, respectively.
                                   -37-

          IN WITNESS WHEREOF, the Company and Trustee have caused these presents to be executed by their duly authorized officers, in a number of copies all of which shall constitute one and the same instrument which may be sufficiently evidenced by any executed copy hereof, this 7th day of April, 1994, but effective as of January 1, 1994.

                       HOUSTON INDUSTRIES INCORPORATED



                         By Don D. Sykora
                              President and Chief Operating Officer

ATTEST:

Rufus S. Scott
Assistant Corporate Secretary

                              TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION, Trustee

                              By Jane E. Whitte
                                   Vice President & Trust Officer

ATTEST:
Tom Abercrombie

                               EXHIBIT A

                      Participating Plans in the
                    Houston Industries Incorporated
             Master Savings Trust, under a Trust Agreement
            with Texas Commerce Bank National Association,
                      Dated as of January 1, 1994


               NAME OF PLAN                PLAN NUMBER

 1.    Houston Industries Incorporated         015
       Savings Plan

                               EXHIBIT B


To TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee:

          The undersigned have duly adopted and hereby signify their intention to join in and become a party to the Houston Industries Incorporated Master Savings Trust, dated as of January 1, 1994, between you and Houston Industries Incorporated so that the defined contribution plans maintained for employees of the undersigned may participate in the Master Trust established under such Trust Agreement.

          IN WITNESS WHEREOF, the undersigned have caused these presents to be executed by their duly authorized officers and their seals to be hereto affixed this _____ day of _________________________, 199___, but effective as of
__________________, 199___.

                              [AFFILIATED CORPORATION]



                              By

ATTEST:

      CONSENT BY COMPENSATION AND BENEFITS COMMITTEE AND TRUSTEE


          The undersigned, being respectively the Compensation and Benefits Committee and the Trustee described in the above-mentioned Trust Agreement, hereby consent to the above-mentioned Affiliated Corporations joining in and becoming a party to such Trust Agreement. The Compensation and Benefits Committee hereby certifies to the Trustee that a copy of this instrument has been received by each member of the Compensation and Benefits Committee referred to in such Trust Agreement.

                                   COMPENSATION AND BENEFITS COMMITTEE
                                   OF HOUSTON INDUSTRIES INCORPORATED



                                   By
                                       Chairman

ATTEST:


Secretary


                                   TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION, Trustee



                                   By

ATTEST:


                                  -1-